UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 24, 2008

CHANNELL COMMERCIAL CORPORATION

 (Exact name of registrant as specified in charter)

Delaware	0-28582	95-2453261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26040 Ynez Road, Temecula, California		92591
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (951) 719-2600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement

On December 24, 2008, Channell Commercial Corporation (“Domestic Borrower”), Channell Commercial Canada, Inc., Bushman Water Harvesting Corporation, Bushman Water Harvesting Inc., Channell Limited, Channell Commercial Europe Limited and A.C. Egerton (Holdings) Limited (collectively, the “Borrowers”) entered into an amendment (the “Amendment”), dated December 18, 2008, with Bank of America, N.A., as sole Domestic Lender and Administrative Agent (“Administrative Agent”), and Bank of America, N.A., as sole Canadian Lender and Canadian Agent (“Canadian Agent” and, together with Administrative Agent, “Agent”), with reference to the Amended and Restated Loan and Security Agreement dated as of July 30, 2007, between Borrowers, the Lenders referred to therein, and Agent (as previously amended, the “Loan Agreement”).

The Amendment referred to an event of default that existed as a result of the Borrowers failing to observe the requirement that they have at all times at least $1 million of availability under the revolving line of credit (the “Event of Default”).  Pursuant to the Amendment, the Lenders agreed to forbear from exercising remedies by reason of the Event of Default through September 30, 2009 (the “Forbearance Period”), and additionally agreed to permit an overadvance of up to $2 million to exist during the Forbearance Period ($1.5 million until the Borrowers commence weekly borrowing base reporting).  The Borrowers agreed, among other things, (i) to cause Jacqueline M. Channell, as an as an individual and as Jacqueline M. Channell, Trustee of the Survivor’s Trust created under the Channell Family Trust, established UTA dated June 29, 1990, as amended (the “Trust”) to deliver to the Lenders a duly executed limited guaranty of the obligations under the Loan Agreement in the principal amount of $2,000,000; (ii) to commence weekly borrowing base reporting beginning February 1, 2009; (iii) to an increase in the applicable margin for loans; and (iv) during each month of the Forbearance Period, to cause EBITDA to equal or exceed specified amounts.

In accordance with the Amendment, Mrs. Channell, as an individual and as Trustee of the Trust, provided the limited guaranty to the Lenders.  The Lenders agreed that if the Trust either (i) provides Domestic Borrower with cash loans in the amount of $2,000,000 which are on terms which are acceptable to the Lenders and which are in any event fully subordinated to the obligations under the Loan Agreement, or (ii) provides the Lenders with a lien upon real estate or other collateral which is solely acceptable to the Lenders (and having an unencumbered value which provides equivalent credit support of the obligations under the Loan Agreement (i.e., after a discount to the value determined by the Lenders, provides at least $2,000,000 of credit support)), then the Lenders will release the guarantee issued by the Trust, unless additional defaults or events of default have occurred under the Loan Agreement.

The foregoing description of the Amendment is qualified in its entirety by the terms of the Amendment, a copy of which is filed herewith as Exhibit 10.1.

Item 9.01.                                          Financial Statements and Exhibits

Exhibit No.	Description
Exhibit 10.1

Amendment dated December 18, 2008, to Amended and Restated Loan and Security Agreement dated as of July 30, 2007, as previously amended (the “Loan Agreement”), between Channell Commercial Corporation, Channell Commercial Canada, Inc., Bushman Water Harvesting Corporation, Bushman Water Harvesting Inc., Channell Limited, Channell Commercial Europe Limited, A.C. Egerton (Holdings) Limited, Bank of America, N.A., as sole Domestic Lender and Administrative Agent, and Bank of America, N.A., as sole Canadian Lender and Canadian Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHANNELL COMMERCIAL CORPORATION

(Registrant)

Date: December 30, 2008

/s/ William H. Channell, Jr.
William H. Channell, Jr.
Chief Executive Officer
(Duly authorized officer of the Registrant)